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                                                                    EXHIBIT 10.1

                                   AMENDMENT TO THE
                                 AMENDED AND RESTATED
                           LIMITED PARTNERSHIP AGREEMENT OF
                            THE MACERICH PARTNERSHIP, L.P.


    THIS AMENDMENT (the "Amendment") TO THE AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT DATED AS OF MARCH 16, 1994, AMENDED AS OF AUGUST 14, 1995 (the "Agreement") OF THE MACERICH PARTNERSHIP, L.P. (the "Partnership") is dated effective as of June 27, 1997.

                                       RECITALS

    WHEREAS, The Macerich Company, the general partner of the Partnership (the "General Partner"), will be issuing convertible subordinated debentures (the "Offering") with a principal amount of $150 million (not including the underwriters' option to purchase up to an additional $25 million in principal amount of convertible subordinated debentures);

    WHEREAS, Section 3.4 of the Agreement requires that any amounts borrowed from third parties must be loaned to the Partnership on terms substantially similar to the terms of the borrowing from the third party;

    WHEREAS, the General Partner has determined that complying with Section 3.4 of the Agreement with respect to the proceeds of the Offering might adversely affect the General Partner's ability to continue to qualify as a real estate investment trust;

    WHEREAS, the General Partner has determined that the best method for transferring the proceeds of the Offering to the Partnership would be to make a capital contribution to the Partnership in exchange for preferred partnership units that would contain designations, preferences and other rights such that the economic rights of the preferred partnership units would be substantially similar to those contained in the convertible subordinated debentures issued in the Offering, except that the preferred partnership units would constitute an equity interest in the Partnership;

    WHEREAS, a loan of the proceeds of the Offering to the Partnership by the General Partnership would not require consent of the limited partners of the Partnership;

    WHEREAS, the General Partner has determined that, although such preferred partnership interests would be equity interests, they do not provide the General Partner with any rights superior to those rights which the General Partner would have received had the General Partner loaned the proceeds of the Offering to the Partnership on terms substantially similar to the terms of the convertible subordinated debentures, as provided by Section 3.4 of the Agreement;


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    WHEREAS, Section 12.1(b)(iv) of the Agreement provides that the General
Partner has the power, without the consent of the limited partners of the Partnership, to amend the Agreement as may be required to reflect a change that is of an inconsequential nature and does not adversely affect the limited partners in any material respect;

    WHEREAS, Section 12.1(c)(iii) of the Agreement provides that the General Partner shall not amend the Agreement without the consent of each partner of the Partnership adversely affected by such amendment if the amendment would, among other things, alter rights of such partner to receive distributions pursuant to
Article IV or X of the Agreement, or the allocations specified in Article V of the Allocations Exhibit, in a manner adverse to such partner;

    WHEREAS, the General Partner has made the determination pursuant to Section 12.1(b)(iv) and Section 12.1(c)(iii) of the Agreement that consent of the partners of the Partnership is not required with respect to the matters set forth in this Amendment because the General Partner would be permitted to loan the proceeds of the Offering to the Partnership on terms substantially similar to those of the convertible subordinated debentures without limited partner consent and making a preferred equity investment in the Partnership on such terms would cause no more adverse consequences to the limited partners than would such loan; and

    WHEREAS, all things necessary to make this Amendment a valid agreement of the Partnership have been done;

    NOW, THEREFORE, pursuant to the authority granted to the General Partner under the Agreement, the Agreement is hereby amended as follows:

1.  Amendments:

    (a) Except for those places in which the terms "Partnership Unit" or "Partnership Units" appear in this Amendment, Section 3.3 of the Agreement,
Section 8.2 of the Agreement and Section 1.2 of EXHIBIT C (Allocations Exhibit) to the Agreement, the terms "Partnership Unit" and "Partnership Units" shall be changed to "Common Unit" and "Common Units", respectively.

    (b) Section 2.2 is hereby changed to Section 2.2(a) and is captioned "Common Units." New Section 2.2(b) shall read as follows:

    (b) Preferred Units. The General Partner hereby makes a capital contribution to the Partnership in the amount of the proceeds from the Convertible Subordinated Debentures, which amount is $150 million, without regard to the right of the underwriters to purchase additional Convertible Subordinated Debentures at their election (in the event of such an election, the General Partner will make an additional capital contribution in

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    an amount equal to the proceeds from the additional Convertible
    Subordinated Debentures purchased by the underwriters pursuant to such election). In exchange for such capital contribution, the Partnership hereby issues to the General Partner 150,000 Preferred Units, each Preferred Unit representing a capital contribution of $1,000 (and in the event the underwriters elect to purchase additional Convertible Subordinated Debentures, an additional number of Preferred Units equal to the principal amount of such additional Convertible Subordinated Debentures, divided by 1,000, shall be issued to the General Partner). Preferred Units shall entitle the General Partner to a Preferred Return, payable semi-annually out of Net Cash Flow, all as described in Section 4.1 of the Agreement. Preferred Units shall be converted into Common Units to the extent the Convertible Subordinated Debentures are being converted into common shares of the General Partner. As each Convertible Subordinated Debenture is converted into common shares, a number of Preferred Units equal to the principal amount of such Convertible Subordinated Debenture, divided by 1,000, shall be converted into a number of Common Units equal to
    (A) the number of common shares into which the Convertible Subordinated Debenture is converted, divided by (B) the Conversion Factor. To the extent that the Convertible Subordinated Debenture is being redeemed or repaid, the General Partner shall be obligated to put to the Partnership a number of Preferred Units equal to the principal amount of the Convertible Subordinated Debenture being redeemed or repaid, divided by 1,000. Upon putting the Preferred Units to the Partnership, the General Partner will be paid, in liquidation of the Preferred Units being put to the Partnership, an amount equal to the principal amount of the corresponding Convertible Subordinated Debenture being redeemed or repaid plus any accrued but unpaid Preferred Return on such Preferred Units and plus any other amounts owed or to be paid by the General Partner in connection with the redemption or repayment of such corresponding Convertible Subordinated Debenture; provided, however, that the General Partner shall not put the Preferred Units to the Partnership if the payment in liquidation of those Preferred Units would cause the Partnership to be in violation of (i) any provision of the Credit and Guaranty Agreement or (ii) Section 17-607 of the Act. Before any Preferred Units may be put to the Partnership, the General Partner shall determine in good faith that the redemption of such Preferred Units will not cause a violation of any provision of the Credit and Guaranty Agreement or Section 17-607 of the Act. To the extent the General Partner is not permitted to make a payment in respect of the Convertible Subordinated Debentures by reason of a restriction imposed by the Indenture, the Partnership shall not, and shall not be obligated to, make any such


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    payment to the General Partner with respect to the corresponding Preferred
    Units.

    (c)  Section 3.4 of the Agreement is hereby amended to read as follows:

    Notwithstanding anything to the contrary in Section 3.3, the General Partner may from time to time advance funds to the Partnership for any proper Partnership purpose as a loan ("Funding Loan") or a preferred equity investment ("Preferred Investment"), provided that any such funds must first be obtained by the General Partner from a third party lender, and then all of such funds must be advanced or contributed by the General Partner to the Partnership as a Funding Loan or Preferred Investment on substantially the same terms and conditions, including principal amount or preferred equity amount, rate of interest or preferred return, repayment or redemption schedule, and costs and expenses, as shall be applicable with respect to or incurred in connection with such loan with such third party lender. The General Partner shall not incur any indebtedness for borrowed funds, except for (i) Funding Loans or Preferred Investments and/or (ii) loans from the Partnership to the General Partner to the extent the proceeds thereof are used to fund, directly or indirectly, participations in, or acquisitions of, any real or personal property interests for the account of the General Partner if, and only if, the Partnership participates or acquires an interest in such property at least to the extent of 99 times such proposed participation or acquisition, directly or through a wholly-owned entity, by the General Partner.

    (d) The last sentence of Section 4.1 of the Agreement is hereby amended to read as follows:

    Subject to any restrictions or limitations imposed by the Credit and Guaranty Agreement or Section 17-607 of the Act, the General Partner shall make semi-annual distributions in respect of its Preferred Units in an amount equal to the cumulative and unpaid Preferred Return on such Preferred Units in such a way as to allow the General Partner to pay interest and any additional amounts on the Convertible Subordinated Debentures payable to the holders thereof. Distributions in respect of the Common Units under this Section 4.1 shall be made pro rata in accordance with the Partners' Percentage Interests as the same exist on the record date for which the distributions are to be made, as determined by the General Partner; provided, however, no distributions under this Section 4.1 or under Article X shall be made on the Common Units if the semi-annual distributions of the Preferred Return on the Preferred Units are in arrears.


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    (e)  The definition of the term "Partnership Interest" contained in the
Glossary of Defined Terms of the Agreement is hereby amended to read as follows:

    "Partnership Interest" shall mean an ownership interest of a Partner in the Partnership from time to time, including such Partner's Preferred Units and Percentage Interest and such Partner's Capital Account, and any and all other benefits to which the holder of such Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms of this Agreement.

    (f) The definition of the term "Partnership Unit" contained in the Glossary of Defined Terms of the Agreement is hereby amended to read as follows:

    "Partnership Unit" shall mean a fractional, undivided share of the Partnership Interests of all Partners issued pursuant hereto
    (including Preferred Units). The initial allocation of Partnership Units among the Partners is as set forth on Exhibit D.

    (g) The Glossary of Defined Terms of the Agreement is hereby amended to include the following definitions:

    "Common Unit" shall mean Partnership Interests other than Preferred Units.

    "Convertible Subordinated Debentures" shall mean those 7 1/4% convertible subordinated debentures issued by the General Partner pursuant to the Indenture.

    "Credit and Guaranty Agreement" shall mean the Second Amended and Restated Credit and Guaranty Agreement dated December 13, 1996, between The Macerich Partnership, L.P., The Macerich Company, the banks and other financial institutions named therein and Wells Fargo Bank, National Association, as the Agent, as amended, supplemented, replaced, renewed, extended, refinanced or otherwise modified from time to time.

    "Indenture" shall mean the Indenture dated as of June 27, 1997 among the General Partner, Chase Manhattan Trustees Limited, as the trustee, and the transfer agents and conversion agents named therein.

    "Preferred Investment" is defined in Section 3.4.

    "Preferred Return" shall mean an amount equal to 7 1/4% per annum, payable semi-annually in arrears on June 15 and December 15 in each year, commencing on December 15, 1997. The Preferred Return will be based on the General Partner's Capital Contribution in respect of the Preferred Units for which the Preferred Return is being determined as provided in the definition of


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    Preferred Unit below (taking into account any reduction of such Capital
    Contribution by any redemptions or conversions of such Preferred Units), commencing on the first date such Preferred Units are issued to the General Partner. To the extent that the General Partner is required to pay (i) additional amounts to holders of the Convertible Subordinated Debentures in the event of the future imposition of United States taxes, assessments or other governmental charges on, or any deduction or withholding related to, the principal or interest of the Convertible Subordinated Debentures, and/or (ii) additional interest to holders of the Convertible Subordinated Debentures pursuant to Section 6 of the Registration Rights Agreement, then the Preferred Return shall be increased by an amount equal to such additional amounts. It is intended that the Preferred Return will be equal to the interest and any additional amounts or additional interest on the Convertible Subordinated Debentures payable to the holders thereof taking into account any withholding or other deduction related thereto so that the General Partner will receive a Preferred Return in an amount sufficient for the General Partner to make all payments in respect of the Convertible Subordinated Debentures, including any additional amounts and any amounts the General Partner may be required to withhold.

    "Preferred Unit" shall mean a fractional, undivided share of the Partnership Interests of the General Partner representing the Capital Contribution of the Convertible Subordinated Debenture proceeds, as set forth in Section 2.2(b) of the Agreement. For the purposes of this Agreement, if the proceeds actually received by the General Partner are less than the gross proceeds of the issuance of the Convertible Subordinated Debentures as a result of any underwriter's discount or other expenses paid or incurred in connection with such issuance, then the General Partner shall be deemed to have made a Capital Contribution to the Partnership in the amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have reimbursed the General Partner pursuant to Section 6.1 for the amount of such underwriter's discount or other expenses.

    "Registration Rights Agreement" shall mean the Registration Rights Agreement among The Macerich Company, Lazard Capital Markets, Lehman Brothers International (Europe), UBS Limited and Lazard Freres & Co. LLC, dated June 27, 1997.

    (h) A new sentence shall be added to the end of Section 1.1 of Exhibit C (Allocations Exhibit) to read as follows:

    As long as any of the Preferred Units are outstanding, the General Partner shall segregate and maintain a special sub-account ("GP Subaccount") as part of its Capital Account. The GP Subaccount of the General


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    Partner shall be increased by (i) the amount of any Capital Contributions made, or deemed made, by the General Partner in respect of the Preferred Units as set forth in the definition of Preferred Unit, and (ii) the amount of Net Income allocated to the General Partner pursuant to Section 2.1(b) of the Allocations Exhibit. The GP Subaccount of the General Partner shall be decreased by (a) the amount of Net Loss allocated to the General Partner pursuant to Section 2.2(b) of this Allocations Exhibit, and (b) any distributions made to the General Partner in respect of the cumulative Preferred Return pursuant to Section 4.1(a) of the Agreement, and any other payment or distribution made to the General Partner in respect of its Preferred Units. Upon the conversion of all or a portion of the General Partner's Preferred Units into Common Units, the GP Subaccount attributable to such converted Preferred Units shall be eliminated and an appropriate adjustment shall be made to the Capital Account of the General Partner to reflect the Common Units issued to the General Partner in exchange for such Preferred Units.

    (i) Section 2.1(a) of Exhibit C (Allocations Exhibit) is hereby amended to read as follows:

    First, until the cumulative Profits allocated pursuant to this subparagraph 2.1(a) for the current and all prior periods equals the cumulative Losses allocated pursuant to Section 2.2(c) hereof for all prior periods, among the Permitted Partners in the reverse order that Losses were allocated to the Permitted Partners pursuant to Section 2.2(c) of this Allocations Exhibit (and, in the event of a transfer of a Partner's Partnership Interest, to the Partners in a manner that most equitably reflects the successors in interest to the Permitted Partners).

    (j) Section 2.1 of EXHIBIT C (Allocations Exhibit) is hereby amended by inserting the following new paragraph (b) to read as follows (and the old
Section 2.1(b) is hereby changed to Section 2.1(c),):

    Second, until the cumulative Profits allocated pursuant to this subparagraph 2.1(b) for the current and all prior periods equal the sum of the cumulative Preferred Return on the Preferred Units plus the aggregate amount of any Losses allocated to the General Partner for all prior periods pursuant to subparagraph 2.2(b), to the General Partner in respect of its Preferred Units.

    (k) New Section 2.1(c) of Exhibit C (Allocations Exhibit) is hereby amended to read as follows:


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    Thereafter, the balance of the Partnership Profits, if any, shall be allocated to the Partners in accordance with their respective
    Percentage Interests.

    (l) Section 2.2(a) of EXHIBIT C (Allocations Exhibit) is hereby amended to read as follows:

    To the Partners in accordance with their respective Percentage Interests until the Common Capital Accounts of the Partners are all reduced to zero. The "Common Capital Account" of a Partner shall mean such Partner's Capital Account (determined after all capital contributions, distributions, and special allocations under Article III of this Allocations Exhibit allocable to the Partner for the Fiscal Year have been reflected in the Partner's Capital Account), increased by the Partner's share of Partnership Minimum Gain and Minimum Gain Attributable to a Partner Nonrecourse Debt for the Fiscal Year, and decreased, in the case of the General Partner only, by the balance of the GP Subaccount.

    (m) Section 2.2 of EXHIBIT C (Allocations Exhibit) is hereby amended by inserting the following new paragraph (b) to read as follows (and the old
Section 2.2(b) is hereby changed to Section 2.2(c)):

    Second, to the General Partner in respect of its Preferred Units until its GP Subaccount is reduced to zero.

    (n) New Section 2.2(c) of EXHIBIT C (Allocations Exhibit) is hereby amended to read as follows:

    Notwithstanding Section 2.2(a) and Section 2.2(b) hereof, to the extent any Losses allocated to a Partner under Section 2.2(a) and
    Section 2.2(b) hereof or this Section 2.2(c) would cause such Partner (hereinafter, a "Restricted Partner") to have an Adjusted Capital Account Deficit at the end of the fiscal year to which such Losses related, such Losses shall not be allocated to such Restricted Partners and instead shall be allocated to the other Partner(s) (herein, the "Permitted Partners") pro rata in accordance with their relative Partnership Interests.

    (o) Section 5 of EXHIBIT C (Allocations Exhibit) is hereby amended to include the following definitions:

    "Common Capital Account" is defined in Section 2.2(a) of the Allocations Exhibit.

    "GP Subaccount" is defined in Section 1.1 of the Allocations Exhibit.

2. Defined Terms and Recitals. As used in this Amendment, capitalized terms used and defined in this Amendment shall have


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the meaning assigned to them in this Amendment, and capitalized terms used in this Amendment but not defined herein, shall have the meaning assigned to them in the Agreement.

3. Ratification and Confirmation. Except to the extent specifically amended by this Amendment, the terms and provisions of the Agreement, as previously amended, are hereby ratified and confirmed.


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         IN WITNESS WHEREOF, the undersigned has executed this Amendment effective as of the date first above mentioned.


                        GENERAL PARTNER:

                        THE MACERICH COMPANY,
                        a Maryland corporation

                        By:  /s/ Richard A. Bayer
                           --------------------------
                             Name:  Richard A. Bayer
                             Title: General Counsel and






















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